                                                                 EXHIBIT (a)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                            FLUOR DANIEL GTI, INC.
                                      AT
                              $8.25 NET PER SHARE
                                      BY
                         TIGER ACQUISITION CORPORATION
                           A WHOLLY-OWNED SUBSIDIARY
                                      OF
                              THE IT GROUP, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 2, 1998, UNLESS THE OFFER IS EXTENDED.

                                                               November 3, 1998

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated November 3, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer") relating to an offer by Tiger Acquisition Corporation, a Delaware corporation ("Purchaser"), which is a newly-formed, wholly-owned subsidiary of International Technology Corporation, a Delaware corporation doing business as The IT Group, Inc. ("Parent"), to purchase all of the issued and outstanding shares of common stock, par value $.001 per share (the "Shares"), of Fluor Daniel GTI, Inc., a Delaware corporation (the "Company"), at a purchase price of $8.25 per Share, net to each tendering stockholder in cash, without interest, upon the terms and subject to the conditions set forth in the Offer (the "Offer Price"). We are the holder of record of Shares held by us for your account. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares. A tender of Shares can be made only by us as the holder of record of your Shares and pursuant to your instructions.

  We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The Offer Price is $8.25 per Share, net to each tendering stockholder in cash, without interest.

    2. The Offer is being made for all of the Shares.

    3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of October 27, 1998 (the "Merger Agreement"), by and among the Company, Purchaser, Parent and Fluor Daniel, Inc., a California corporation. The Merger Agreement provides, among other things, for the commencement of the Offer by Purchaser, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or, if permissible, waiver of certain other conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger.

    At the effective time of the Merger (the "Effective Time"), each issued and outstanding Share (other than Shares held by Parent, Purchaser or any other direct or indirect subsidiary of Parent or Shares that are owned by the Company or any direct or indirect subsidiary of the Company, which will be canceled and retired without any payment with respect thereto, or Shares (the "Dissenting Shares") with respect to which the holder properly exercises such holder's appraisal rights in accordance with the Delaware General Corporation Law (collectively, the "Excluded Shares")) shall be converted into, and become exchangeable for the Offer Price, and the Offer Price multiplied by the number of such Shares is the "Merger Consideration."

    At the Effective Time, all Shares, other than Dissenting Shares, shall be canceled and retired and shall cease to exist, and each certificate formerly representing any of such Shares (other than any Excluded Shares) shall thereafter represent only the right to receive the Merger
  Consideration.

    4. The Company's Board of Directors, acting on the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and recommends that the stockholders accept the Offer and tender their Shares thereunder.

    BT Alex. Brown Incorporated ("BT Alex. Brown"), financial advisor to the Company, has delivered a written opinion to the Special Committee and the Company's Board of Directors, dated as of the date of the Merger Agreement (the "Opinion"), to the effect that, as of that date, the consideration to be received by the stockholders of the Company pursuant to the Merger Agreement is fair from a financial point of view to such stockholders. The full text of the Opinion is contained in the Company's solicitation/recommendation statement on Schedule 14D-9 filed with the Securities and Exchange Commission in connection with the Offer. Stockholders are urged to read the Opinion carefully and in its entirety for assumptions made, matters considered and limits of the review of BT Alex. Brown.

    5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, December 2, 1998, unless extended.

    6. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration date and not withdrawn at least the Minimum Share Number (as defined in the Offer to Purchase) of Shares. The Offer is also subject to, among other things, the satisfaction or waiver of certain conditions to the obligations of Parent, Purchaser and the Company to consummate the Offer, including receipt by Purchaser and the Company of certain governmental and regulatory approvals.

    7. Stockholders who tender Shares will not be obligated to pay brokerage commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

  If you wish to have us tender any or all of your Shares, please complete, sign and return the form set forth below. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                            FLUOR DANIEL GTI, INC.
                                      BY
                         TIGER ACQUISITION CORPORATION
                           A WHOLLY-OWNED SUBSIDIARY
                                      OF
                              THE IT GROUP, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase of Tiger Acquisition Corporation, a Delaware corporation ("Purchaser"), which is a newly-formed, wholly-owned subsidiary of International Technology Corporation, a Delaware corporation doing business as The IT Group, Inc. ("Parent"), dated November 3, 1998, and the related Letter of Transmittal relating to the issued and outstanding shares of common stock, par value $.001 per share (the "Shares"), of Fluor Daniel GTI, Inc., a Delaware corporation (the "Company").

  This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.


   NUMBER OF SHARES TO BE TENDERED:                    SIGN HERE


                SHARES*

                                         _____________________________________

                                         _____________________________________
                                                     SIGNATURE(S)

                                         _____________________________________


                                         _____________________________________
                                         PLEASE PRINT NAME(S) AND ADDRESS(ES)
                                                         HERE

                                         _____________________________________
                                             TAX IDENTIFICATION OR SOCIAL
                                                    SECURITY NUMBER


 * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

 ACCOUNT NUMBER: _____________________

 DATED: ______________________________

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